                                                                     Exhibit 4.1

                           ORGANIZED UNDER THE LAWS OF

                                 [EAGLE PICTURE]

                                  NORTH DAKOTA

NUMBER                                                          MEMBERSHIP UNITS

______                                                              ________

                              RED TRAIL ENERGY, LLC
 a limited liability company formed under the laws of the State of North Dakota

THIS CERTIFIES THAT Specimen is/are the owner(s) of _______________________ units (_____________) of the membership units of Red Trail Energy, LLC. Changes in the actual membership units held by the members are reflected in the Member Control Agreement of the company. The memberships units represented by this certificate may not be transferred or assigned except in compliance with the Member Control Agreement of the company, a copy of which is available at the principal office of the company.

IN WITNESS WHEREOF, the said LLC has caused this certificate to be signed by its duly authorized officers.
               this _____________ day of _____________ A.D. 20__.


SIG. BY: AMBROSE HOFF                   SIG. BY: WILLIAM N. DUTOIT
-------------------------------------   ----------------------------------------
Ambrose R. Hoff, President              William DuToit, Treasurer

                                     (LOGO)

The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothication or assignment is permitted by, and is completed in strict accordance with, the applicable state and federal law and the terms and conditions set forth in the member control agreement.

The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the Securities Act of 1933, as amended and under applicable state securities laws.

  For Value Received, __________________ hereby sell, assign and transfer unto

     _______________________________________________________________________

                      ___________________ units or percent
   represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________________ Attorney
     to transfer the said units or percent on the books of the within named Limited Liability Company with full power of substitution in the premises.

                      Dated ________________________, 20__.

                                 In presence of

                     _______________________________________